UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2024

INNOVATE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Madison Ave, 12th Fl
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 235-2691

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VATE	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.02. Unregistered Sales of Equity Securities.
On March 28, 2024, INNOVATE Corp. (the “Company”) issued and sold 25,000 shares of its Series C Non-Voting Participating Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”) for the aggregate purchase price of $25,000,000 to Lancer Capital LLC (“Lancer Capital”), an investment fund led by Avram A. Glazer, the Chairman of the Company’s board of directors, pursuant to that Investment Agreement dated as of March 5, 2024 (the “Investment Agreement”) by and between the Company and Lancer Capital. The Company’s entry into the Investment Agreement was disclosed in its Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on March 6, 2024.
The information in Item 5.03 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.
This issuance and sale was consummated without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The Company is basing such reliance upon representations made by Lancer Capital, including, but not limited to, representations as to Lancer Capital’s status as an “accredited investor” (as defined in Rule 501(a) under the Securities Act) and Lancer Capital’s investment intent. The Series C Preferred Stock was not offered or sold by any form of general solicitation or general advertising (as such terms are used in Rule 502 under the Securities Act). The Series C Preferred Stock and the shares of common stock issuable upon conversion thereof may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.
This Current Report does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, and shall not constitute an offer, solicitation or sale, nor shall there be any sale of such securities of the Company in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
Item 5.03. Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year.
On March 28, 2024, the Company amended its amended and restated certificate of incorporation by filing the Certificate of Designations of the Series C Preferred Stock (the “Series C Certificate of Designations”) with the Secretary of State of the State of Delaware on March 28, 2024. A copy of the Series C Certificate of Designations is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
The following summary of the terms of the Series C Preferred Stock is qualified in its entirety by reference to the complete Series C Preferred Stock.
The amount of dividends payable for each share of Series C Preferred Stock is equal to (a) the number of shares (including fractions) of common stock into which such share of Series C Preferred Stock is (or, but for the failure to obtain stockholder approval, would be) convertible on an applicable record date multiplied by (b) the amount of dividends declared and paid on each share of the Company’s common stock; provided, however, that if the Company declares and pays a dividend on the common stock consisting in whole or in part of common stock, then no such dividend shall be payable in respect of the Series C Preferred Stock on account of the portion of such dividend on the common stock payable in common stock, and in lieu thereof, certain anti-dilution adjustments as discussed below will apply. If dividends are declared in respect of common stock that are payable in rights, options, warrants, or other convertible or exchangeable securities that entitle holders to acquires shares of common stock, the dividends payable to the Series C Preferred Stock will consist of substantially identical rights, options, warrants, or other securities that instead are convertible into, exercisable, or exchangeable for shares of convertible preferred stock with substantially identical terms and provisions as the Series C Preferred Stock.
Prior to the approval by holders of the common stock of a proposal (the “Rights Offering Proposal”) to approve the issuance of the common stock upon conversion of all of the Series C Preferred Stock in accordance with the rules of the New York Stock Exchange (the “NYSE”), each holder of Series C Preferred Stock has the right to convert the Series C Preferred Stock held by such holder into a number of shares of common stock up to an amount permitted by the NYSE. The number of shares of common stock issuable upon conversion of each share of Series C Preferred Stock is equal to the result obtained by dividing (a) $1,000 by (b) the conversion price then in effect (the “Series C Conversion Ratio”). The initial conversion price is $0.70. The holders of Series C Preferred Stock have the option to convert the Series C Preferred Stock into common stock prior to the consummation of any merger, sale of all or substantially all assets of the Company, or other change of control transaction with a third party unaffiliated with any holder of the Series C Preferred Stock pursuant to which the Company will be delisted from the NYSE, following prior written notice. Pursuant to the Investment Agreement, the Company currently intends to seek stockholder approval for the conversion of the Series C Preferred Stock into shares of our common stock at its 2024 annual stockholders meeting.
Upon stockholder approval of the Rights Offering Proposal, each share of Series C Preferred Stock shall be automatically converted into such number of shares of common stock as described in the Series C Conversion Ratio, subject to any ownership or issuance limits imposed by the applicable rules and regulations to which the Company is then subject. As of the date of the prospectus supplement, there are no such ownership or issuance limits except for the NYSE rules described above.
If the Company (i) pays a dividend or makes any other distribution on or in respect of the common stock payable in common stock, (ii) subdivides or combines its outstanding shares of common stock into a greater or smaller number of shares, or (iii) issues or distributes any equity securities by reclassification of its common stock (other than any issuance constituting a dividend in which the holders of the Series C Preferred Stock participate), the applicable conversion price shall be adjusted as of the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, so that the holders of the Series C Preferred Stock shall, upon surrender thereafter of any shares of Series C Preferred Stock for conversion, be entitled to receive the number of shares of common stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series C Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. In the case of any consolidation or merger of the Company with another entity, as a result of which shares of common stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or any other property or assets, then the holders of Series C Preferred Stock shall thereafter have the right to receive upon surrender thereafter of their shares of Series C Preferred Stock for conversion, such shares of common stock and/or securities and/or other property or assets as may be issued or payable with respect to or in exchange for the number of shares of common stock that would otherwise have been received by such holders had they converted the Series C Preferred Stock immediately prior to the effective date of such merger or consolidation.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series C Preferred Stock will be entitled to receive, after payments to the holders of outstanding shares of the Company’s Series A-3 Preferred Stock and Series A-4 Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to share ratably with the holders of the Common Stock (and all other classes and series of stock entitled to participate with the Common Stock) in the remaining assets of the Company on the basis that such holders would share if all outstanding shares of Series C Preferred Stock were then converted into Common Stock; provided, that in the event that such payment would be less than $0.001 per share of Series C Preferred Stock, the holders of the Series C Preferred Stock shall instead be entitled to receive out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, an amount per share of Series C Preferred Stock equal to $0.001 per share (or if less than $0.001 per share is available for distribution in respect of the Series C Preferred Stock, then all such remaining funds shall be distributed pro rata in respect of the Series C Preferred Stock), before any payment or distribution shall be made to the holders of the common stock (or any other class or series of stock entitled to participate with the common stock). For this purpose, neither a consolidation nor merger of the Company with one or more other corporations, nor a sale or a transfer of all or substantially all of the assets of the Company, shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, of the Company.
At any time prior to conversion of the shares of Series C Preferred Stock into common stock, the Company may, at its option, redeem the shares of Series C Preferred Stock, in whole or in part, at a redemption price per share of Series C Preferred Stock in cash and equal to $1,000 plus 8% per annum uncompounded for the period from the issuance date to the applicable redemption date (the “Series C Redemption Price”). The Series C Preferred Stock shall be redeemed on the sixth (6th) anniversary of the initial issuance of shares of the Series C Preferred Stock at a price per share payable in cash and equal to the Series C Redemption Price.
The holders of record of shares of the Series C Preferred Stock shall have no voting rights, except as prescribed by the Delware General Corporation Law.
For so long as any of the Series C Preferred Stock is outstanding, consent of the holders of shares representing a majority of the Series C Preferred Stock then outstanding is required for certain material actions.
Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
4,1
Certificate of Designations of Series C Non-Voting Participating Convertible Preferred Stock of INNOVATE Corp. dated March 28, 2024 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on March 28, 2024 (File No. 001-35210)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2024

INNOVATE Corp. (Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer